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                                                                    Exhibit 21
                                                                   ------------
                                                                   (unaudited)

              PHILADELPHIA SUBURBAN CORPORATION AND SUBSIDIARIES



The following table lists all of the subsidiaries of the Company at December 31, 1995:



                            Philadelphia Suburban Water Company (Pa.)
                            Utility & Municipal Services, Inc. (Pa.)
                            PSC Services, Inc. (Del.)